Exhibit 3.59

The Commonwealth of Massachusetts
KEVIN H. WHITE
Secretary of the Commonwealth
STATE HOUSE
BOSTON, MASS.

ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)

NAME

(including given name in full)		POST OFFICE ADDRESS .

We,	John F. Murphy	16 Harriet Avenue, Burlington, Mass.

	Joan E. Murphy	16 Harriet Avenue, Burlington, Mass.

do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

1.                                      The name by which the corporation shall be known is:

Murphy’s Waste Oil Service Inc.

2.                                      The purposes for which the corporation is formed are as follows:

To remove, carry and hold for resale oil and waste oil and any other thing incidental to the buying and selling of oil and waste oil and to do all things permissible under the provisions of Chapter 156B of the General Laws of Massachusetts.

3.                                      The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	Without Par Value	With Par Value
Class of Stock	Number of Shares	Number of Shares	Par Value	Amount
Preferred				$

Common	1,000

4.                                If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

5.                                      The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

See 5A.

6.                                      Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None

5A.

Any stockholder, including the heirs, assigns, executors, or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors in the manner following:

He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter, either accept the offer, or by notice to him in writing, name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock and, if any arbitrator shall neglect or refuse. to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After the acceptance of the offer, or the report of the arbitrator as to the value of the stock, the directors shall have thirty days. within which to purchase the same at such valuation, but, if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of, the some in any manner it may see fit.

No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

7.                                      The first meeting of the incorporators was duly held on the 29th day of December, 1971 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8.                                      The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.                          The post office address of the initial principal office of the corporation in Massachusetts is:

16 Harriet Avenue, Burlington, Massachusetts

b.                          The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President: & Treasurer:	John F. Murphy	16 Harriet Avenue Burlington, MA	Same

Clerk:	Joan E. Murphy	16 Harriet Avenue Burlington, MA	Same

Directors:	John F. Murphy Joan E. Murphy William F. Murphy

c.                           The date initially adopted on which the corporation’s fiscal year ends is:

September 30, 1972

d.                          The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

First Tuesday of October

e.                           The name and business address of the registered agent, if any, of the corporation are:

None

IN WITNESS WHEREOF, and under the penalties of perjury, we the above-named INCORPO-RATORS, hereto sign our names, this 10th day of January, 1972.

/s/ John F. Murphy
/s/ Joan E. Murphy

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION
GENERAL LAWS, CHAPTER 158B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $75 having been paid, said articles are deemed to have been filed with me this 12th day of January 1972.

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO:

C. David Sullivan, Esquire
One Wyman Street
Burlington, MA 01803
646-5150

FILING FEE:  1/20 of 1% of the total amount of the authorized capital stock with par value and one cent a share for all authorized shares without par value, but not less than $75.  General Laws, Chapter 156B

Copy Mailed:  January 20, 1972

The Commonwealth of Massachusetts
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72

FEDERAL IDENTIFICATION
NO.    04-2490849

We James A. Pitts, Vice President and C. Michael Malm, Clerk of Murphy’s Waste Oil Service. Inc. located at: 1200 Crown Colony Drive, Quincy, Massachusetts do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 5 of the Articles of Organization were duly adopted at a meeting held on April 26, 1995, by vote of:

100 shares of common stock out of 100 shares outstanding,

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, clause or series of stock whose rights are adversely affected thereby:

1  For amendments adopted pursuant to Chapter 156B, Section 70

2  For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE:  If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 ½ x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding.  Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:

PREFERRED:		PREFERRED:

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:

PREFERRED:		PREFERRED:

VOTED:                    That the restriction on transfer of stock contained in Article 5A of the Articles of Organization of the Corporation be deleted in its entirety; and be it further

VOTED:       That Articles of Amendment executed by the appropriate officers of the Corporation which reflect the deletion of the restriction on transfer as set forth above be filed with the Secretary of State of the Commonwealth of Massachusetts and the proper filing fee be paid therefor.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the votes adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.  LATER EFFECTIVE DATE:

IN WITNESS WHERE AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 27th day of April, in the year 1995.

/s/ James A. Pitts	, Vice President
James A. Pitts

/s/ C. Michael Malm	, Clerk
C. Michael Malm

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed on 1st day of May, 1995.

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:	John D. Chambliss, Esq.
Davis, Malm & D’Agostine, P.C.
One Boston Place
Boston, Massachusetts 02108
Telephone: 617-367-2500

MURPHY’S WASTE OIL SERVICE, INC.

BYLAWS

Article I                                                                             Place of Business, Seal, and Fiscal Year

1.                                      The principal place of business of the Murphy’s Waste Oil Service Incorporated shall be at 16 Harriet Avenue, Burlington, Mass.

2.                                      The corporation shall have a seal, consisting of a circular flat faced die, with the name of the corporation, the year of its organization, the name of the place in which the principal office of the corporation is located, so engraved on its face that is can be embossed on paper by pressure.

3.                                      The corporation fiscal year shall terminate on the 30th day of September each year.

Article II                                                                        Stockholders’ Meetings

1.                                      All meetings of the stockholders shall be held.in this Commonwealth.

2.                                      All written notice, stating the place, day, and hour thereof, shall be given by the clerk, at least seven days before the meeting to each stockholder entitled to thereat and to each stockholder who, under the agreement of association or any amendment thereof or under the by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or.by mailing it, postage prepaid and addressed to such stockholder at his address at it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice of the time, place, or purpose of any regular or spatial meeting of the stockholders shall be required if every stockholder entitled to notice hereof, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

3.                                      The annual meeting of the stockholders, which shall be held at the principal place of business of the corporation in the commonwealth, shall be called on the first Tuesday of October in each year at ten o’clock in the forenoon, and it may be held in any other place in the commonwealth named in the notice of the meeting or the waiver thereof.

4.                                      The order of business at stockholders’ annual meetings or adjournments thereof shall be as follows:

(1)                                 Calling of roll and determination of quorum.

(2)                                 Proof of due notice of meeting.

(3)                                 Reading and disposal of minutes of preceding meetings.

(4)                                 Reports of officers and committees.

(5)                                 Election of directors and other officers, the president first naming tellers.

(6)                                 Unfinished business.

(7)                                 New business.

(8)                                 Adjournment.

5.                                      Special meetings of stockholders may be called by the president or by a majority of the directors, and shall be called by the clerk or in the case of the death, absence, incapacity, or refusal of the clerk, by any other officer, upon written application of three or more stockholders who are entitled to vote and who hold at least one tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place, and purpose of the meeting.

6.                                      The order of business at special meetings or adjournments thereof shall be as follows:

(1)                                 Calling of roll and determination of quorum.

(2)                                 Proof of due notice of meeting.

(3)                                 Reading and disposal of minutes of preceding meetings, if any.

(4)                                 Unfinished business.

(5)                                 New business, including election of directors.

(6)                                 Adjournment.

7.                                      Stockholders who are entitled to vote shall have one vote for each share of stock owned by them. Capital stock shall not be voted upon if any installment of the subscription therefor which has been duly demanded is overdue and unpaid.

8.                                      Stockholders may vote either in person or by proxy. So proxy which is dated more than six months before the meeting named therein shall be accepted, and no such proxy shall be valid after the final adjournment of such meeting.

9.                                      The transfer books shall be closed for ten days, Sunday included, before the day set for any meeting of the corporation, annual or special, and those only shall be entitled to vote at such meeting who appear as holders of stock upon the books of the corporation when so closed. In case of a special meeting called less than ten days in advance, the books shall be closed only from the date of the call for the meeting. The transfer books shall be reopened on the day following the day upon which any meeting is held.

10.                               A majority in interest of all stock issued, outstanding, and entitled to vote shall constitute a quorum at any meeting.

11.                               a.                                      All votes, at a meeting duly called for the purpose, to authorize an increase or a reduction of the capital stock, a change of the location of the principal office or place of business, a change of the par value of the share, proceedings for dissolution, a change of the corporate name, the nature of the business, the classes of the capital stock subsequently to be issued and their voting power, any other lawful amendment or alteration in the agreement of association or articles of organization, or a sale, lease, or exchange of all corporate property and assets, shall be cast by ballot.

b.                                      Upon the request of any stockholder the vote upon any question shall be cast by ballot.

12.                               Any meeting of the stockholders, annual or special, whether or not a quorum be present, may be adjourned to another day and hour, and the clerk shall thereupon give notice of the same by mail to all stockholders.

Article III                                                                   Selection of Directors and Officers

1.                                      The officers of the corporation shall be a board of three directors, who shall not have to be stockholders of the corporation, a president, a treasurer, and a clerk, all of whom shall belong to the board of directors. The same person may be director, treasurer and president.

2.                                      All of the above officers shall be chosen by ballot at the annual meeting with the exception of the president who shall be chosen by the directors by ballot at a meeting of the board to be held as soon as practicable after the adjournment of the annual meeting. All officers shall hold office for one year and until their successors are chosen and qualified.

Article IV                                            Directors’ Meetings, Duties, and Powers

1.                                      There shall be a meeting of the board of directors on the first Monday of each June and December at twelve o’clock, noon, in the principal office of the corporation, notice of which shall be given by the clerk by delivering the same in hand, or depositing the same in the mail addressed to each director, at least five days before said first Monday of June and December. There shall also be a meeting of the board held directly after each meeting of the stockholders. Special meetings of the board, which may be held within or by unanimous consent without the commonwealth, may be called at any time by a written agreement signed by all the members of the board, or they may be called by the president of the corporation or by any two members of the board by written notice signed by him or them, and served upon all the members of the board personally, or left at their usual places of business at least forty-eight hours before the time named for such special meeting. Any meeting of the board of directors shall be a legal meeting without notice, if each director, by a writing which is filed with the records of the meeting, waives such notice.

2.                                      Two directors or more shall constitute a quorum at any meeting of the board. The clerk of the corporation shall be clerk of the board of directors. He shall keep accurate minutes of all its proceedings; and, in his absence, a clerk pro tempore shall be elected, and shall serve as clerk during the meeting at and for which he is elected.

3.                                      The board may exercise all of the powers of the corporation, except such as are conferred by law or by the by-laws of the corporation upon the stockholders; and they are empowered to fill all vacancies in the board or in any other office of the corporation.

4.                                      The board may borrow money for legitimate purposes and incur proper obligations for its repayment, make or authorize the making of contracts, make promissory notes and draw checks or bills of exchange all in behalf of the corporation and for its legitimate purposes. The manner of executing contracts, deeds, mortgages; leases, bills of title, and similar instruments, and of issuing commercial paper, shall be determined by vote of the directors duly recorded in their minutes.

5.                                      The order of business at directors’ meetings, after the first meeting, shall be as follows:

(1)                                 Reading and disposal of unapproved minutes.

(2)                                 Reports of officers and committees.

(3)                                 Unfinished business.

(4)                                 New business.

(5)                                 Adjournment.

Article V                                                                         President

1.                                      The president shall preside at all meetings of the stockholders and directors. He shall, with the treasurer, sign all certificates of stock, and he shall have general care and direction of the affairs of the corporation. He shall present to the stockholders at their annual meeting an accurate and complete report of the transactions and operations of the corporation for the preceding fiscal year, and he shall from time to time report to the directors all matters within his own information, which may in any way affect the interests of the corporation.

Article VI                                                                    Treasurer

1.                                      The treasurer shall be the custodian of the funds of the corporation and shall deposit the same in the name of the corporation in such banks or trust companies as the directors may designate. He shall keep accurate books of account which shall always be open to the inspection of the directors at his office during business hours, and he shall render to them at the regular meetings of the board, or whenever the directors may require it, a brief statement of the financial condition of the corporation, and he shall also present to the stockholders at their annual meeting a report giving the receipts and disbursements of the preceding fiscal year, and the then financial condition of the company. He shall indorse for collection the notes and checks made payable to the order of the corporation or to his own order as treasurer of the corporation, and shall accept all proper drafts drawn on the corporation. He shall pay out by check or otherwise all money required for the legitimate use of the corporation, taking vouchers therefor.

2.                                      The treasurer shall, with the president of the corporation, sign all certificates of stock, and shall keep the accounts of stock issued, registered, and transferred conformably to regulations, which the board of directors may prescribe, provided no trust company is appointed transfer agent and registrar of transfers.

Article VII                                                               Clerk

1.                                      The clerk, who shall be a resident of this commonwealth, shalt be the custodian of the seal of the corporation, the stock certificate book, and all the other usual books of the corporation. He shall be sworn and shall record all votes of the corporation in a book to be kept for that purpose. He shall, at the request of the board of directors, act as their clerk.

Article VIII                                                          Stock Certificates and Transfers

1.                                      Each stockholder shall be entitled to a certificate of stock, which shall be signed by the president and treasurer of the corporation, shall be sealed with its seal, and shall certify the number of shares owned by him. Except as prescribed by law, the form of stock certificate shall be fixed by the board of directors.

2.                                      A person named as a stockholder in a certificate of stock may transfer the same by a written assignment signed by him, which shall be recorded by the clerk of the corporation in a book to be provided and kept by him for that purpose; and the transferee upon giving up the assignment and old certificate shall receive a new certificate.

3.                                      The board of directors may appoint any reliable trust company, the transfer agent and registrar of transfers of this corporation, and may require that all certificates of stock shall bear its signature.

4.                                      Stockholders of a lost, mutilated or destroyed certificate or his legal representative shall give a bond sufficient in opinion of the Board of Directors with or without surety to indemnify the corporation against any loss or claim which may arise by issue of a certificate in place of such lost, mutilated or destroyed certificate. The president and treasurer shall not sign a new stock certificate until these requests have been met by stockholder. The Board of Directors may on their discretion waive the request of such bond.

Article IX                                                                    Dividends

1.                                      a.                                      The board of directors may declare dividends out of net earnings as hereinafter defined but in no event so as to impair the capital of the corporation.

b.                                      At the end of every six months, whatever earnings of the corporation remain after payment of all expenses and allowances for all depreciation of the property of the corporation shall be regarded as “net earnings.”

2.                                      In case of a vote of the board of directors declaring a dividend, the transfer books shall be closed for ten days, Sunday included, before the day named in the vote for the payment thereof, and reopened the day thereafter; and those only shall be entitled to dividends who appear as shareholders upon the books of the corporation when so closed.